Exhibit 10.60

REVOLVING LINE OF CREDIT AGREEMENT

This Revolving Line of Credit Agreement (the “AGREEMENT”) is made and entered into in this 23rd day of October, 2014, by and between OZARK CAPITAL, LLC, a Missouri Limited Liability Company (“LENDER”), and INFINITY ENERGY RESOURCES, INC. Inc., a Delaware corporation (“BORROWER”).

In consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1. LINE OF CREDIT. Lender hereby establishes for a period extending to February 28, 2015 (the “MATURITY DATE”) a revolving line of credit (the “CREDIT LINE”) for Borrower in the principal amount of Fifty Thousand Dollars ($50,000.00) (the “CREDIT LIMIT”). In connection herewith, Borrower shall execute and deliver to Lender a Promissory Note in the amount of the Credit Limit and in form and content satisfactory to Lender. All sums advanced on the Credit Line or pursuant to the terms of this Agreement (each an “ADVANCE”) shall become part of the principal of said Promissory Note. The Promissory Note is attached as Exhibit A to this Agreement.

2. ADVANCES. Any request for an Advance may be made from time to time and in such amounts as Borrower may choose; provided, however, any requested Advance will not, when added to the outstanding principal balance of all previous Advances, exceed the Credit Limit. Requests for Advances may be made orally or in writing by such officer of Borrower authorized by it to request such Advances with 48 hours’ notice to the Lender. Until such time as Lender may be notified otherwise, Borrower hereby authorizes its president or any vice president to request Advances. Lender may deposit or credit the amount of any requested Advance to Borrower’s checking account with Lender or disburse funds directly to vendors of the Borrower directly. Lender may refuse to make any requested Advance if an event of default has occurred and is continuing hereunder either at the time the request is given or the date the Advance is to be made, or if an event has occurred or condition exists which, with the giving of notice or passing of time or both, would constitute an event of default hereunder as of such dates.

The funds from the Advances will be used by the Borrower for operating expenses in connection with the operations of the Borrower.

3. INTEREST. All sums advanced pursuant to this Agreement shall bear interest from the date each Advance is made until paid in full at the rate of eight percent (8%) per annum, simple interest (the “EFFECTIVE RATE”).

4. ORIGINATION FEE. In connection with this Note, the Company will issue Holder a warrant (the “Warrant”) exercisable to purchase shares of its common stock (the “Common Stock”) in consideration for the origination of this Agreement. The Warrant is attached as Exhibit A to this Agreement.

5. REPAYMENT. Borrower shall pay accrued interest on the outstanding principal balance on the maturity date of February 28, 2015. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on the Maturity Date. All payments shall be made to Lender at such place as Lender may, from time to time, designate. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal. Borrower may prepay principal at any time without penalty.

6. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the advances provided for herein, Borrower represents and warrants to Lender as follows:

a. Borrower is a duly organized, validly existing, and in good standing under the laws of the State of Delaware with the power to own its assets and to transact business in Kansas, and in such other states and/or countries where its business is conducted.

b. Borrower has the authority and power to execute and deliver any document required hereunder and to perform any condition or obligation imposed under the terms of such documents.

c. The execution, delivery and performance of this Agreement and each document incident hereto will not violate any provision of any applicable law, regulation, order, judgment, decree, article of incorporation, by-law, indenture, contract, agreement, or other undertaking to which Borrower is a party, or which purports to be binding on Borrower or its assets and will not result in the creation or imposition of a lien on any of its assets.

d. There is no action, suit, investigation, or proceeding pending or, to the knowledge of Borrower, threatened, against or affecting Borrower or any of its assets which, if adversely determined, would have a material adverse affect on the financial condition of Borrower or the operation of its business.

7. EVENTS OF DEFAULT. An event of default will occur if any of the following events occurs:

a. Failure to pay any principal or interest hereunder within ten (10) days after the same becomes due.

b. Any representation or warranty made by Borrower in this Agreement or in connection with any borrowing or request for an Advance hereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made.

c. Default by Borrower in the observance or performance of any other covenant or agreement contained in this Agreement, other than a default constituting a separate and distinct event of default under this Paragraph 6.

d. Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing.

e. Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

8. REMEDIES. Upon the occurrence of an event of default as defined above, Lender may declare the entire unpaid principal balance, together with accrued interest thereon, to be immediately due and payable without presentment, demand, protest, or other notice of any kind. Lender may suspend or terminate any obligation it may have hereunder to make additional Advances. To the extent permitted by law, Borrower waives any rights to presentment, demand, protest, or notice of any kind in connection with this Agreement. No failure or delay on the part of Lender in exercising any right, power, or privilege hereunder will preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided at law or in equity. Borrower agrees to pay all costs of collection incurred by reason of the default, including court costs and reasonable attorney’s fees.

9. NOTICE. Any written notice will be deemed effective on the date such notice is placed, first class, postage prepaid, in the United States mail, addressed to the party to which notice is being given as follows:

Lender:	Ozark Capital, LLC
ATTN: Tom Heckman
6490 NW Valley Drive
Parkville, MO 64152

Borrower:	Infinity Energy Resources, LLC
ATTN: Stanton Ross
9705 Loiret Blvd.
Lenexa, KS 66219

10. GENERAL PROVISIONS. All representations and warranties made in this Agreement and the Promissory Note and in any certificate delivered pursuant thereto shall survive the execution and delivery of this Agreement and the making of any loans hereunder. This Agreement will be binding upon and inure to the benefit of Borrower and Lender, their respective successors and assigns, except that Borrower may not assign or transfer its rights or delegate its duties hereunder without the prior written consent of Lender. This Agreement, the Promissory Note, and all documents and instruments associated herewith will be governed by and construed and interpreted in accordance with the laws of the State of Kansas. Time is of the essence hereof. This Agreement will be deemed to express, embody, and supersede any previous understanding, agreements, or commitments, whether written or oral, between the parties with respect to the general subject matter hereof. This Agreement may not be amended or modified except in writing signed by the parties.

EXECUTED on the day and year first written above.

Borrower:	INFINITY ENERGY RESOURCES, INC.

	By:	/s/ Stanton E. Ross
Stanton Ross, President and CEO

Lender:	OZARK CAPITAL, LLC

	By:	/s/ Thomas J. Heckman
Thomas J. Heckman, Member

EXHIBIT A

PROMISSORY NOTE

$50,000.00	Lenexa, KS
October 23, 2014

This Promissory Note (the “NOTE” is made and executed as of the date referred to above, by and between INFINITY ENERGY RESOURCES, INC., a Delaware corporation (the “BORROWER”), and OZARK CAPITAL, LLC, a Missouri Limited Liability Company (“LENDER”). By this Note, the Borrower promises and agrees to pay to the order of Lender, at 6490 NW Valley Drive, Parkville, MO. 64152 or at such other place as Lender may designate in writing, the principal sum of Fifty Thousand and 00/100 Dollars ($50,000.00), or the aggregate unpaid principal amount of all advances made by Lender to Borrower pursuant to the terms of a Revolving Line of Credit Agreement (the “LOAN AGREEMENT”) of even date herewith, whichever is less, together with interest thereon from the date each advance is made until paid in full, both before and after judgment, at the rate of eight percent (8%) per annum, simple interest.

Borrower shall pay accrued interest on the outstanding principal balance under the Note on a monthly basis commencing on October 23, 2014, and continuing until paid in full. The entire unpaid principal balance, together with any accrued interest and other unpaid charges or fees hereunder, shall be due and payable on February 28, 2015 (the “MATURITY DATE”).

Prepayment in whole or part may occur at any time hereunder without penalty; provided that the Lender shall be provided with not less than ten (10) days notice of the Borrower’s intent to pre-pay; and provided further that any such partial prepayment shall not operate to postpone or suspend the obligation to make, and shall not have the effect of altering the time for payment of the remaining balance of the Note as provided for above, unless and until the entire obligation is paid in full. All payments received hereunder shall be applied, first, to any costs or expenses incurred by Lender in collecting such payment or to any other unpaid charges or expenses due hereunder; second, to accrued interest; and third, to principal.

An event of default will occur if any of the following events occurs: (a) failure to pay any principal or interest hereunder within ten (10) days after the same becomes due; (b) if any representation or warranty made by Borrower in the Loan Agreement or in connection with any borrowing or request for an advance thereunder, or in any certificate, financial statement, or other statement furnished by Borrower to Lender is untrue in any material respect at the time when made; (c) default by Borrower in the observance or performance of any other covenant or agreement contained in the Loan Agreement, other than a default constituting a separate and distinct event of default under Paragraph 7 of the Loan Agreement; (d) filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended or under any other insolvency act or law, state or federal, now or hereafter existing; or (e) filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code as amended, or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for sixty (60) days undismissed, unbonded, or undischarged.

Any notice or demand to be given to the parties hereunder shall be deemed to have been given to and received by them and shall be effective when personally delivered or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed to the party at his or its last known address, or at such other address as the one of the parties may hereafter designate in writing to the other party.

The Borrower hereof waives presentment for payment, protest, demand, notice of protest, notice of dishonor, and notice of nonpayment, and expressly agrees that this Note, or any payment hereunder, may be extended from time to time by the Lender without in any way affecting its liability hereunder.

In the event any payment under this Note is not made at the time and in the manner required, the Borrower agrees to pay any and all costs and expenses which may be incurred by the Lender hereof in connection with the enforcement of any of its rights under this Note or under any such other instrument, including court costs and reasonable attorneys’ fees.

This Note shall be governed by and construed and enforced in accordance with the laws of Kansas.

EXECUTED on the day and year first written above.

Borrower:	INFINITY ENERGY RESOURCES, INC.

	By:	/s/ Stanton E. Ross
Stanton Ross, President and CEO

Lender:	OZARK CAPITAL, LLC

	By:	/s/ Thomas J. Heckman
Thomas J. Heckman, Member

EXHIBIT B

This warrant and the securities issuable upon the exercise hereof have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged, hypothecated, or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company the registration is not required.

No. of Shares:	100,000	Issue Date:	October 23, 2014
Exercise Price:	$1.00	Expiration Date:	October 23, 2019

INFINITY ENERGY RESOURCES, INC.

Common Stock Purchase Warrant

INFINITY ENERGY RESOURCES, INC. (the “Company”), a Delaware corporation, hereby certifies that, for value received of $0.001 per Warrant, Ozark Capital (the “Holder”), whose address is 6490 NW Valley Drive, Parkville, MO 64152, is entitled, subject to the terms set forth below, at any time, or from time to time, after the date hereof and before the Expiration Date (as defined below), to purchase from the Company One Hundred Thousand (100,000) shares (the “Shares”) of common stock, $0.0001 par value (the “Common Stock”), of the Company at a price of One Dollar and no Cents ($1.00) per Share. The purchase price per Share, as adjusted from time to time pursuant to the provisions of this Warrant, is referred to as the “Exercise Price.” The Company is issuing this Warrant in connection with an 8% Revolving Letter Of Credit (the “Note”) issued to the Holder by the Company.

1.	Term of the Warrant.

1.1 Time of Exercise. Subject to the provisions of Sections 1.5, “Transfer and Assignment,” and 3.1, “Registration and Legends,” this Warrant may be exercised at any time and from time to time after 9:00 a.m., local time, on October 23, 2014 (the “Exercise Commencement Date”), but no later than 5:00 p.m., local time, October 23, 2019 (the “Expiration Date”), at which point it shall become void and all rights under this Warrant shall cease.

1.2 Manner of Exercise. Subject to the provisions of Section 1.4, “Holder as Owner,” the Holder may exercise this Warrant in whole or in part on the date hereof or by presentation and surrender thereof to the Company at its principal executive office or at the office of its stock transfer agent, if any, the subscription form annexed hereto (the “Subscription Form”) duly executed and accompanied by payment as follows:

1.2.1 in cash or by certified or official bank check, payable to the order of the Company, in the amount equal to the Exercise Price multiplied by the number of Shares specified in such form, together with all taxes applicable upon such exercise;

1.2.2 by surrendering to the Company that number of Shares owned by the Holder whose value is equal to the Exercise Price multiplied by the number of Shares specified in the Subscription Form;

1.2.3 by surrendering the right to acquire a number of Shares having an aggregate value such that the amount by which the aggregate value of such Shares exceeds the aggregate Exercise Price is equal to the Exercise Price;

1.2.4 any combination of the foregoing; or

1.2.5 any other manner acceptable to the Company.

For purposes of surrendering Shares to satisfy the Exercise Price, the value of the Shares shall be equal to the current market price for Common Stock (the “Market Price”) on the relevant date of such exercise of this Warrant from time to time (the “Exercise Date”).

Y (A - B)
X =	A

Where

X —	The number of Shares to be issued to the Holder.

Y —	The number of Shares purchasable under this Warrant.

A —	The Market Price of one Share.

B —	The Exercise Price (as adjusted to the date of such calculations).

For purposes of this Section 1, the Market Price of a Share shall mean the average of the closing bid and asked prices of Shares quoted on the Nasdaq Capital Market or in the over-the-counter market in which the Shares are traded or the closing sale price quoted on any exchange on which the Shares are listed, whichever is applicable, for the ten (10) trading days prior to the date of determination of Market Price (or such shorter period of time during which such stock was traded over-the-counter or on such exchange). If the Shares are not traded on the over-the-counter market or on an exchange, the Market Price shall be the price per Share at which the Company sold Common Stock previous to the date of exercise.

1.2.6 Upon receipt of this Warrant, with the Subscription Form duly executed and accompanied by payment of the aggregate Exercise Price for the Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates or other evidence of ownership for the total number of whole Shares for which this Warrant is being exercised in such denominations as are required for delivery to the Holder, and the Company shall thereupon deliver such documents to the Holder or its nominee.

1.2.7 If the Holder exercises this Warrant with respect to fewer than all of the Shares that may be purchased under this Warrant, the Company shall execute a new Warrant for the balance of the Shares that may be purchased upon exercise of this Warrant and deliver such new Warrant to the Holder.

1.2.8 The Company covenants and agrees that it will pay when due and payable any and all transfer taxes which may be payable in respect of the issue of this Warrant, or the issue of any Shares upon the exercise of this Warrant. The Company shall not, however, be required to pay any transfer or other tax which may be payable in respect of any transfer involved in the issuance or delivery of this Warrant or of the Shares in a name other than that of the Holder at the time of surrender, and until the payment of such tax, the Company shall not be required to issue such Shares.

1.2.9 The Company shall, at the time of any exercise of all or part of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holders shall continue to be entitled after such exercise in accordance with the provisions of this Warrant, provided that if the Holder of this Warrant shall fail to make any such request, such failure shall not affect the continuing obligations of the Company to afford to such Holder any such rights.

1.3 Exchange of Warrant. This Warrant may be split-up, combined or exchanged for another Warrant or Warrants of like tenor to purchase a like aggregate number of Shares. If the Holder desires to split-up, combine or exchange this Warrant, he shall make such request in writing delivered to the Company at its corporate office and shall surrender this Warrant and any other Warrants to be so split-up, combined or exchanged, the Company shall execute and deliver to the person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange that will result in the issuance of a Warrant entitling the Holder to purchase upon exercise a fraction of a Share. The Company may require the Holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants. The term “Warrant” as used herein includes any Warrants issued in substitution for or replacement of this Warrant, or into which this Warrant may be divided or exchanged.

1.4 Holder as Owner. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Holder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for the purpose of any exercise hereof and for all other purposes, and the Company shall not be affected by any notice to the contrary. Irrespective of the date of issue and delivery of certificates for any Shares issuable upon the exercise of the Warrant, each person in whose name any such certificate is issued shall be deemed to have become the holder of record of the Shares represented thereby on the date on which all or a portion of the Warrant surrendered in connection with the subscription therefor was surrendered and payment of the Exercise Price was tendered. No surrender of all or a portion of the Warrant on any date when the stock transfer books of the Company are closed, however, shall be effective to constitute the person or persons entitled to receive Shares upon such surrender as the record holder of such Shares on such date, but such person or persons shall be constituted the record holder or holders of such Shares at the close of business on the next succeeding date on which the stock transfer books are opened. Each person holding any Shares received upon exercise of Warrant shall be entitled to receive only dividends or distributions payable to holders of record on or after the date on which such person shall be deemed to have become the holder of record of such Shares.

1.5 Transfer and Assignment. This Warrant may not be sold, hypothecated, exercised, assigned or transferred except in accordance with and subject to the provisions of the Securities Act of 1933, as amended (“Act”) and any applicable state securities laws and regulations.

1.6 Method for Assignment. Any assignment permitted under this Warrant shall be made by surrender of this Warrant to the Company at its principal office with the form of assignment attached hereto duly executed and funds sufficient to pay any transfer tax. In such event, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation thereof at the corporate office of the Company together with a written notice signed by the Holder, specifying the names and denominations in which such new Warrants are to be issued.

1.7 Rights of Holder. Nothing contained in this Warrant shall be construed as conferring upon the Holder the right to vote or consent or receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of this Warrant and prior to its exercise, any of the following shall occur:

1.7.1 The Company shall take a record of the holders of its shares of Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

1.7.2 The Company shall offer to the holders of its Common Stock any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

1.7.3 There shall be proposed any capital reorganization or reclassification of the Common Stock, or a sale of all or substantially all of the assets of the Company, or a consolidation or merger of the Company with another entity; or

1.7.4 There shall be proposed a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of said cases, the Company shall cause to be mailed to the Holder, at the earliest practicable time (and, in any event, not less than thirty (30) days before any record date or other date set for definitive action), written notice of the date on which the books of the Company shall close or a record shall be taken to determine the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Exercise Price and the kind and amount of the Common Stock and other securities and property deliverable upon exercise of this Warrant. Such notice shall also specify the date as of which the holders of the Common Stock of record shall participate in said distribution or subscription rights or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, sale, consolidation, merger, dissolution, liquidation or winding up, as the case may be (on which date, in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company, the right to exercise this Warrant shall terminate). Without limiting the obligation of the Company to provide notice to the holder of actions hereunder, the failure of the Company to give notice shall not invalidate such action of the Company.

1.8 Lost Warrant Certificate(s). Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction of reasonably satisfactory indemnification, including a surety bond if required by the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company will cause to be executed and delivered a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

1.9 Covenants of the Company. The Company covenants and agrees as follows:

1.9.1 At all times it shall reserve and keep available for the exercise of this Warrant into Common Stock such number of authorized shares of Common Stock as are sufficient to permit the exercise in full of this Warrant into Common Stock; and

1.9.2 All Shares issued upon exercise of the Warrant shall be duly authorized, validly issued and outstanding, fully-paid and non-assessable.

2.	Adjustment of the Exercise Price and Number of Shares Purchasable Upon Exercise

2.1 Default in Payment of the Note. If the Company fails to pay the Note when due whether on the Maturity Date, as such term is defined in the Note, or earlier acceleration thereof, without any action on the part of the Company or the Holder, the Exercise Price shall automatically be reduced to Fifty Cents ($0.50) per Share.

2.2 Recapitalization. The number of Shares purchasable on exercise of this Warrant and the Exercise Price therefor shall be subject to adjustment from time to time in the event that the Company shall: (i) pay a dividend in, or make a distribution of, shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) spin-off a subsidiary by distributing, as a dividend or otherwise, shares of the subsidiary to its stockholders. In any such case, the total number of shares purchasable on exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive, at the same aggregate purchase price, the number of shares of Common Stock that the Holder would have owned or would have been entitled to receive immediately following the occurrence of any of the events described above had this Warrant been exercised in full immediately prior to the occurrence (or applicable record date) of such event. An adjustment made pursuant to this Section 2 shall, in the case of a stock dividend or distribution, be made as of the record date and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of any adjustment pursuant to this Section 2, the Holder shall become entitled to receive shares of two or more classes of series of securities of the Company, the Board of Directors of the Company shall equitably determine the allocation of the adjusted purchase price between or among shares or other units of such classes or series and shall notify the Holder of such allocation.

2.3 Merger or Consolidation. In the event of any reorganization or recapitalization of the Company or in the event the Company consolidates with or merges into another entity or transfers all or substantially all of its assets to another entity, then and in each such event, the Holder, on exercise of this Warrant as provided herein, at any time after the consummation of such reorganization, recapitalization, consolidation, merger or transfer, shall be entitled, and the documents executed to effectuate such event shall so provide, to receive the stock or other securities or property to which the Holder would have been entitled upon such consummation if the Holder had exercised this Warrant immediately prior thereto. In such case, the terms of this Warrant shall survive the consummation of any such reorganization, recapitalization, consolidation, merger or transfer and shall be applicable to the shares of stock or other securities or property receivable on the exercise of this Warrant after such consummation and as an exchange for a larger or smaller number of shares, as the case may be.

2.4 Notice of Dissolution or Liquidation. Except as otherwise provided in Section 2.2, “Merger or Consolidation,” in the case of any sale or conveyance of all or substantially all of the assets of the Company in connection with a plan of complete liquidation of the Company, or in the case of the dissolution, liquidation or winding-up of the Company, all rights under this Warrant shall terminate on a date fixed by the Company, such date so fixed to be not earlier than the date of the commencement of the proceedings for such dissolution, liquidation or winding-up and not later than thirty (30) days after such commencement date. Notice of such termination of purchase rights shall be given to the Holder at least thirty (30) days prior to such termination date.

2.5 Statement of Adjustment. Any adjustment pursuant to the provisions of this Section 2 shall be made on the basis of the number of Shares which the Holder would have been entitled to acquire by exercise of this Warrant immediately prior to the event giving rise to such adjustment and, as to the Exercise Price in effect immediately prior to the rise to such adjustment. Whenever any such adjustment is required to be made, the Company shall forthwith determine the new number of Shares that the Holder hereof shall be entitled to purchase hereunder and/or such new Exercise Price and shall prepare, retain on file and transmit to the Holder within ten (10) days after such preparation a statement describing in reasonable detail the method used in calculating such adjustment.

2.6 No Fractional Shares. The Company shall not issue any fraction of a Share in connection with the exercise of this Warrant, and in any case where the Holder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a Share upon such exercise, the Company shall upon the exercise and receipt of the Exercise Price, issue the largest number of whole Shares purchasable upon exercise of this Warrant. The Company shall not be required to make any cash or other adjustment in respect of such fraction of a Share to which the Holder would otherwise be entitled. The Holder, by the acceptance of this Warrant, expressly waives his right to receive a certificate for any fraction of a Share upon exercise hereof.

2.7 No Change in Form Required. The form of Warrant need not be changed because of any change pursuant to this Section 2 in the Exercise Price or in the number of Shares purchasable upon the exercise of a Warrant, may state the same Exercise Price and the same number of shares of Common Stock as are stated in the Warrants initially issued pursuant to the Agreement.

3.	Registration Under the Securities Act of 1933.

3.1 Registration and Legends. The Holder understands that (i) the Company has not registered the Warrant or the Shares under the Act, or the applicable securities laws of any state in reliance on exemptions from registration and (ii) such exemptions depend upon the Holder’s investment intent at the time the Holder acquires the Warrant or the Shares. The Holder therefore represents and warrants that it is acquiring the Warrant, and will acquire the Shares, for the Holder’s own account for investment and not with a view to distribution, assignment, resale or other transfer of the Warrant or the Shares. Because the Warrant and the Shares are not registered, the Holder is aware that the Holder must hold them indefinitely unless they are registered under the Act and any applicable securities laws or the Holder must obtain exemptions from such registration. Upon exercise, in part or in whole, of this Warrant, the Shares shall bear the following legend:

The shares of Common Stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (“Act”) or any applicable state securities laws, and they may not be offered for sale, sold, transferred, pledged or hypothecated without an effective registration statement under the Securities Act and under any applicable state securities laws, or an opinion of counsel, satisfactory to the Company, that an exemption from such registration is available.

3.2 No-Action Letter. The Company agrees that it will be satisfied that no post-effective amendment or new registration is required for the public sale of the Shares if it shall be presented with a letter from the Staff of the Securities and Exchange Commission (the “Commission”), stating in effect that, based upon stated facts which the Company shall have no reason to believe are not true in any material respect, the Staff will not recommend any action to the Commission if such Shares are offered and sold without delivery of a prospectus, and that, therefore, no Registration Statement under which such shares are to be registered is required to be filed.

3.3 Agreements. The agreements in this Section shall continue in effect regardless of the exercise and surrender of this Warrant.

4. Reservation of Shares. The Company shall at all times reserve, for the purpose of issuance on exercise of this Warrant such number of shares of Common Stock or such class or classes of capital stock or other securities as shall from time to time be sufficient to comply with this Warrant and the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized and unissued Common Stock or such other class or classes of capital stock or other securities to such number as shall be sufficient for that purpose.

5. Survival. All agreements, covenants, representations and warranties herein shall survive the execution and delivery of this Warrant and any investigation at any time made by or on behalf of any parties hereto and the exercise, sale and purchase of this Warrant (and any other securities or property) issuable on exercise hereof.

6. Remedies. The Company agrees that the remedies at law of the Holder, in the event of any default or threatened default by the Company in the performance or compliance with any of the terms of this Warrant, may not be adequate and such terms may, in addition to and not in lieu of any other remedy, be specifically enforced by a decree of specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

7. Representations and Warranties by the Holder. The Holder, by its acceptance of this Warrant, represents and warrants to the Company as follows:

7.1 This Warrant and the Shares issuable upon exercise thereof are being acquired for its own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Act. Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form satisfactory to the Company, that the securities issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale;

7.2 The Holder understands that the Warrant and the Shares have not been registered under the Act or any applicable state securities laws by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Act pursuant to Section 4(2) thereof, and that they must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Act or any applicable state securities laws or is exempted from such registration;

7.3 The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith;

7.4 The Holder is able to bear the economic risk of the purchase of the Shares pursuant to the terms of this Warrant; and

7.5 The Holder is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Act.

8. Other Matters.

8.1 Binding Effect. All the covenants and provisions of this Warrant by or for the benefit of the Company shall bind and inure to the benefit of its successors and assigns hereunder.

8.2 Notices. All notices or demands provided for in this Warrant shall be validly given if in writing and delivered personally, sent by certified mail, postage prepaid, or sent via an express delivery service, such as Federal Express or United Parcel Service, to one party by the other party to the address set forth in this Warrant or to such other address as each party may from time to time designate in writing. The Company’s address is:

Infinity Energy Resources, Inc.

 11900 College Blvd., Suite 310

Overland Park, KS 66210

Attn: President

Holder’s address is set forth in the first paragraph of this Warrant.

8.3 Governing Law. The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of Delaware.

8.4 Parties Bound and Benefitted. Nothing in this Warrant expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Holder any right, remedy or claim under promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and its successors and of the Holder, its successors and, if permitted, its assignees.

8.5 Headings. The Article headings herein are for convenience only and are not part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of October 23, 2014.

INFINITY ENERGY RESOURCES, INC.

By:	/s/ Stanton E. Ross
Stanton E. Ross
Its:	President and Chief Executive Officer

INFINITY ENERGY RESOURCES, INC.

Assignment

FOR VALUE RECEIVED, __________________________________ hereby sells, assigns and transfers unto __________________________________________________________________________ the within Warrant and the rights represented thereby, and does hereby irrevocably constitute and appoint _______________________________ Attorney, to transfer said Warrant on the books of the Company, with full power of substitution.

Dated:

Signed:

Print Name:

Subscription Form

Infinity Energy Resources, Inc.

11900 College Blvd., Suite 310

Overland Park, KS 66210

The undersigned hereby irrevocably subscribes for the purchase of ________________ shares of Common Stock (the “Shares”), pursuant to and in accordance with the terms and conditions of this Warrant, and herewith makes payment, covering the purchase of the Shares, which should be delivered to the undersigned at the address stated below, and, if such number of Shares shall not be all of the Shares purchasable hereunder, then a new Warrant of like tenor for the balance of the remaining Shares purchasable under this Warrant be delivered to the undersigned at the address stated below.

The undersigned agrees that: (1) the undersigned will not offer, sell, transfer or otherwise dispose of any such Shares, unless either (a) a registration statement, or post-effective amendment thereto, covering such Shares have been filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and such sale, transfer or other disposition is accompanied by a prospectus meeting the requirements of Section 10 of the Act forming a part of such registration statement, or post-effective amendment thereto, which is in effect under the Act covering the Shares to be so sold, transferred or otherwise disposed of, or (b) counsel to the Company satisfactory to the undersigned has rendered an opinion in writing and addressed to the Company that such proposed offer, sale, transfer or other disposition of the Shares is exempt from the provisions of Section 5 of the Act in view of the circumstances of such proposed offer, sale, transfer or other disposition; (2) the Company may notify the transfer agent for its Common Stock that the certificates for the Common Stock acquired by the undersigned are not to be transferred unless the transfer agent receives advice from the Company that one or both of the conditions referred to in (1)(a) and (1)(b) above have been satisfied; and (3) the Company may affix the legend set forth in Section 3.1 of this Warrant to the certificates for Shares hereby subscribed for, if such legend is applicable.

Dated:	Signed:

Address: